Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED.

Confidential portions of this document have been redacted and have been separately filed with the Commission.

*** Confidential material redacted and filed separately with the Commission.

Lease

[Standard Form]

This Lease, dated for reference September 1, 2011, is made by and between Martin E. Harband, Trustee of the Harband Family Trust u/a/d 08/26/1982 (hereinafter “Lessor”), and Locus Development, Inc., a Delaware corporation, (hereinafter “Lessee”).

Lessor leases to Lessee, and Lessee hires from Lessor, the following premises, situated in the City and County of San Francisco, State of California:

All of that certain two story concrete and steel building commonly known and designated as 454-58 Brannan Street, San Francisco, California

It is further mutually agreed between the Lessor and Lessee as follows:

1.             TERM: The term of this Lease shall be for five (5) years, commencing on the Commencement Date (defined in the Addendum) and ending on the date that is the last day of the month which is five (5) years after the Commencement Date. Following the Commencement Date, Lessor will deliver a notice to Lessee indicating the Commencement Date and the expiration date of the term of this Lease.

2.             RENT: Lessee agrees to pay to Lessor minimum monthly rent, in lawful money of the United States, according to the following schedule:

•	$***	per month for the first year of the lease term;
•	$***	per month for the second year of the lease term;
•	$***	per month for the third year of the lease term;
•	$***	per month for the fourth year of the lease term;
•	$***	per month for the fifth year of the lease term;

Rent is payable in advance of the first day of each and every month during the term of this Lease to Lessor without notice or demand and without deduction or offset. Said rent shall be paid at such place or places as may be designated in writing from time to time by Lessor, the first of said payments to be made upon execution of this Lease. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Lessee shall pay such other amount due under this lease as additional rent. Where the time for payment of any additional rental is not specified herein, the same shall be due and payable ten (10) days after Lessor’s invoice or demand.

3.             USE OF PREMISES: Lessee shall use said premises during the term hereof for the purposes of conducting the following business:

***

Lessee acknowledges that no warranties or representations have been made by Lessor or Lessor’s Agent regarding the fitness or suitability of the premises for the conduct of Lessee’s business, and Lessee has made Lessee’s own independent investigation to determine the fitness and suitability of the premises for Lessee’s use.

4.             TAXES: In addition to the rent herein provided, Lessee agrees to pay to Lessor all taxes and assessments, impositions, levies and fees commonly known as real estate taxes and assessments, imposed, levied, or assessed by any governmental authority, upon or against the land and improvements which constitute the premises. Said taxes shall be paid to Lessor by Lessee not later than thirty (30) days after

Lessor has made written demand therefor. Any tax for the lease years in which this Lease commences and terminates shall be pro-rated between Lessor and Lessee; Lessee shall only pay such portion of such tax as is included within the term of this Lease. It is further provided Lessee shall pay all tax assessments on the personal property of Lessee. Taxes and assessments referred to herein shall also include any and all special assessment district taxes, gross receipt taxes, and taxes and assessments of every kind and nature whatsoever levied or assessed in lieu of or in addition to existing real or personal property taxes, such as any tax or excise on rents or any other tax, however described, levied against Lessor on account of the rent reserved hereunder or on the business of renting space on the property of which the demised premises are a portion. However, any franchise, estate, inheritance or succession taxes imposed upon Lessor shall not be included here.

5.             INSURANCE:

LESSEE’S INSURANCE:                              Lessee shall purchase and maintain at Lessee’s expense during the term (and any extensions) of this Lease the following types of insurance with a company authorized to do business in the State of California. Lessee shall provide Lessor with a Certificate of Insurance upon commencement of the term and upon each renewal of insurance, which shall evidence the required insurance coverage and which shall designate Lessor as Additional Insured for the Bodily Injury, Personal Injury, and Property Damage coverage. Lessee shall maintain the following:

(a)           Bodily Injury, Personal Injury, and Property Damage Insurance with limits not less than $ 3,000,000 combined single limit, covering the demised Premises and sidewalk in front of same, which shall name Lessor as an additional insured (agreeing that this insurance is considered primary for the protection of Lessor). The policy shall contain a provision requiring thirty (30) days written notice from the insurance company to Lessor prior to reduction or cancellation.

(b)           Worker’s Compensation insurance as required by law.

(c)            Property Damage Insurance covering Lessee’s alterations, additions, and improvements, trade fixtures, equipment, merchandise, inventory, personal property and window-glass in or on the premises, in an amount not less than ninety percent (90%) of the full replacement cost thereof providing protection against any peril included within the classification, “Fire and Extended Coverage,” together with insurance against damage caused by fire-sprinkler discharge, burglary, vandalism, force-entry, and malicious mischief. Any proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease is terminated pursuant to the provisions of Paragraph 18 of this Lease.

LESSOR’S INSURANCE.                              Lessor shall purchase and maintain the following types of insurance, the annual premium for such coverage shall be reimbursed by Lessee. Lessee shall not be named as an additional insured thereunder.

(a)           Liability Insurance. Liability insurance protecting Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the premises in addition to, and not in lieu of the insurance required to be maintained by Lessee, and in such amount as Lessor deems reasonable and prudent.

(b)           Property Insurance. Property insurance insuring loss or damage to the premises in such amount as Lessor deems reasonable and prudent, but in no event less than the full replacement cost of the premises as the same shall exist from time to time, nor more than the commercially reasonable value thereof. If coverage is available and commercial appropriate, such policy shall insurance against all risks of direct physical loss or damage, except the perils of flood and/or earthquake, including coverage for debris removal and the enforcement of applicable requirements requiring the upgrading, demolition, reconstitution or replacement of the premises as the result of a covered loss.

(c.)          Additional Coverage. Such other coverage as is commercially reasonable from time to time, including rental value coverage, insuring the loss of the full rent for one year

6.             WAIVER OF SUBROGATION: Lessor and Lessee hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, worker’s compensation, or other insurance now or hereafter existing during the term of this Lease covering the property of which the demised premises are a portion or the demised premises or any portion thereof or operations therein. Each party shall obtain any special endorsements, if required by either party’s insurer, to evidence compliance with the waiver of any rights of subrogation. Lessor and Lessee shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such a waiver when the same is reasonably available.

7.             POSSESSION:  Lessee agrees that in the event of the failure or inability of Lessor to deliver possession of said premises at the time herein agreed that Lessor shall not be liable for any damages caused thereby nor shall this Lease be void. In such event, the commencement date and the expiration date of the lease-term shall be advanced accordingly.

8.             INDEMNIFICATION OF LESSOR:  Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims, actions, damages, liability, and expense, including, but not limited to, reasonable attorneys’ fees, in connection with loss of life, personal injury, and/or damage to property arising from or out of any occurrence in, upon, or at the leased premises, or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, customers, invitees, tenants, or subtenants. Lessor shall not be liable for (a) damage to Lessee’s property located on the premises; (b) injury or damage to persons or property resulting from fire, earthquake, flood, explosions, falling plaster, steam, gas, electricity, water, rain, or snow, or leaks from any part of the leased premises or from the pipes, appliances, or plumbing works; (c) damage caused by any other tenants or persons in the leased premises or the building of which the demised premises are a portion, occupants of adjacent property, or the public, or caused by operations in construction of any private, public, or quasi-public work.

The provisions hereof shall (i.) not apply where such damage, loss, or injury is caused by the negligence of Lessor subject to any limitation in Paragraph 30, and (ii.) shall survive the expiration or early termination of this Lease.

9.             DAMAGE TO LESSEE PROPERTY:  Except to the extent caused by Lessor’s gross negligence or willful misconduct, Lessor shall not be liable for loss or damage to Lessee’s property, fixtures, merchandise, leasehold improvements, or to the premises, or to property, fixtures, or merchandise customers caused by burglary, theft, robbery, vandalism, forced entry, riot, or by water from any source whatsoever. Lessee shall promptly repair any such damage or loss on or about the premises, including the building exterior at Lessee’s cost and expense in accordance with Paragraph 13 of this Lease.

Lessee acknowledges that Lessor has disclosed that if any part of the premises is under the public right-of-way (“sidewalk”), it may be subject to water-intrusion from time to time.

10.          SIGNS: Lessor reserves the exclusive right to the roof and exterior walls of the premises; no signs shall be posted thereon without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Any such permitted signs shall satisfy all governmental code requirements. Upon the expiration of this Lease or earlier termination thereof, Lessee shall, at Lessor’s option, remove permitted signs and repair any damage caused by the posting or removal.

11.          [RESERVED]

12.          LIENS:  Lessee shall promptly pay for work done on the premises and shall keep the premises free and clear of mechanics and other liens. Lessee shall indemnify and hold Lessor and the premises harmless against loss, damage, interest, cost, attorneys’ fees, and other expenses on account of claims of such liens.

13.          CONDITION OF PREMISES, REPAIRS AND LAW OBSERVANCE:  The premises shall be delivered to Lessee in “AS IS” condition, subject to completion of the Base Building Improvements identified in Paragraph 44. Any additional painting or improvements shall be at Lessee’s cost and expense, subject to Lessor’s prior written approval of plans, specifications, and contractors. Except as described in Paragraph 44 and elsewhere in this Lease, Lessee shall be responsible for improvements required by the American with Disabilities

Act. Lessee shall give Lessor written notice not less than five (5) working days prior to the commencement of improvements to permit Lessor to record and post Notices of Non-Responsibility. Permits, authorizations, and governmental approvals shall be obtained prior to commencement of improvements, and the improvements shall be completed with due diligence in compliance with the approved plans and specifications. Lessee agrees to conform to and comply with all public laws and regulations in the use, occupation and repair of the premises and to keep and maintain the premises in good and sanitary order, condition, and repair during the term of this Lease.

Lessor shall maintain in good condition the roof, exterior walls, foundations, sub-surface plumbing and sub-surface electrical systems, and the sidewalks adjacent to the premises (“Structural Components and Building Systems”), except for repair of damage caused by the grossly negligent act(s) of Lessee. Lessor shall make repairs under this Paragraph after receipt of written notice of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense.

14.          CHARGES FOR PUBLIC UTILITIES AND SERVICES:  Lessee hereby agrees to pay for all heat, water, sewer service charge, light, gas, power, telephone, custodial services, garbage collection, and other services supplied to the premises. Lessor shall not be responsible for the failure or interruption of any such service furnished the premises.

16.          DEBRIS:  Lessee shall keep storage areas clean and free of empty cartons, packing materials, or debris that constitutes a fire hazard. Lessee shall have garbage removed regularly, and keep the sidewalk in front of the premises clean and free of debris.

17.          RIGHT OF LESSOR TO PERFORM:  All obligations to be performed by Lessee under this Lease shall be performed at Lessee’s cost and expense and without any abatement of rent. If Lessee fails to perform any act required hereunder, and such failure shall continue for ten (10) days after written notice by Lessor, Lessor may perform any such act and Lessee shall reimburse Lessor (as additional rent) for all reasonable expenses incurred by Lessor.

18.          DESTRUCTION OF PREMISES:  (a) In the event of a partial destruction of the premises before or during the lease term by a cause covered by the typical standard form fire, extended coverage, and malicious mischief insurance, Lessor shall make necessary repairs within 120 days, to the extent of the insurance proceeds made available to Lessor, provided such repairs can be made under applicable public laws and regulations. Partial destruction shall not void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, provided that the damage is not the result, of the gross negligence or willful misconduct of Lessee or Lessee’s agents, contractors, employees, invitees, or licensees. If the repairs cannot be made within 120 days, Lessor may elect to make same within a reasonable period of time, this Lease continuing in full force and effect and the rent to be proportionately abated as provided in this Paragraph. In the event that Lessor does not so elect, or if the repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either Lessor or Lessee by written notice to the other within thirty (30) days after the occurrence of the damage. (b) Intentionally omitted (c) A total destruction of the building, excluding foundations, in which the of which the premises are a part shall terminate this lease. (d) If the premises are partially destroyed or damaged during the last twelve months of the term of this Lease, this Lease may be terminated at the option of either Lessor or Lessee by written notice to the other within thirty (30) days after the occurrence of the damage. If the premises are repaired by Lessor, Lessee, and not Lessor shall repair or replace the property of Lessee, including improvements installed on the premises by Lessee. In the event this Lease is terminated under the provisions of this paragraph, the portion of any rentals paid in advance by Lessee to Lessor covering the period following such termination shall be repaid by Lessor to Lessee. Lessee waives any right to terminate this Lease as a result of any statutory provisions now or hereafter in effect pertaining to the damage or destruction of demised premises of the building of which demised premises are a portion except as expressly provided herein.

19. ARBITRATION OF DISPUTES’: In the event of any dispute between Lessor and Lessee relative to the provisions of this Lease (except for an action of Unlawful Detainer), such dispute shall be resolved by binding arbitration in accordance with the California Code of Civil Procedure, Title 9, Section 1280 et seq. The arbitrator shall be appointed by written agreement of the parties; however, if the parties cannot agree upon an arbitrator within 45 days from the date of the written demand for arbitration, the arbitrator shall be appointed by the Presiding Judge of the Superior Court for the county in which the premises are located. Lessor and Lessee shall each bear one-half of the cost of arbitration, or as the arbitrator shall otherwise determine.

(a)           NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. BY INITIALING IN THE SPACE BELOW YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION TO NEUTRAL ARBITRATION.

LESSOR’S INITIALS	LESSEE’S INITIALS

20.          ASSIGNMENT AND SUBLETTING: Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, hypothecate, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease without Lessor’s prior written consent. Lessor shall not unreasonably withhold consent to the subletting of demised premises or the assignment of this Lease in the event the proposed subleases or assignee meets reasonable credit, business/qualification, and reputation requirements and the occupancy resulting from such subletting or assignment is consistent with the general character of the business as described in Paragraph 3 of this Lease. Any of the foregoing acts without Lessor’s prior written consent shall be void and shall, at the option of Lessor, terminate this Lease. Any transfer or change in ownership of fifty percent (50%) or more of the stock or interest in Lessee shall constitute an assignment for purpose of this paragraph. No consent by Lessor to any assignment or subletting by Lessee shall release Lessee of Lessee’s obligation to pay the rent and to perform all the obligations to be performed by Lessee hereunder for the term of this Lease or any extension thereof. The acceptance of rent by Lessor from any other party shall not be deemed to be a waiver by Lessor of any provisions hereof. Consent to one assignment or subletting shall not be deemed to be consent to any subsequent assignment or subletting. Each request for consent to an assignment or subletting shall be in writing, accompanied by relevant information regarding the proposed assignee (or sublessee) together with a non-refundable deposit of $750.00 as compensation for the Lessor’s consideration and processing of the request for consent.

21.          EMINENT DOMAIN: If the whole or any part of the premises shall be taken or condemned by any public authority for any public or quasi-public use, then this Lease and all rights and liabilities of the parties thereafter accruing shall cease after the date when such possession shall be required or title to be vested, without apportionment to Lessee of the award or other compensation, if any, by reason of such requisition, taking, or condemnation: but nothing herein contained shall deprive Lessee of the right, if any, to receive from the requisitioning or condemning authority award for compensation or loss of or damage to any of Lessee’s tangible property or business, provided the same is not in diminution of the award or compensation payable to Lessor; and Lessee shall make payment of all rent and other charges accrued and pro-rated to the date of such requisition, taking, or condemnation. In the event this Lease is terminated under the provisions of this Paragraph, the pro-rata portion of any rentals paid in advance by Lessee to Lessor covering the period following such termination shall be repaid by Lessor to Lessee. For purposes of this Paragraph, a voluntary sale or conveyance in lieu of condemnation, under threat of condemnation, shall be deemed a taking under the power of eminent domain.

22.          ENTRY BY LESSOR: Lessee shall permit Lessor, or the agents of Lessor, to enter into and upon said premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the same premises are situated, or for the purpose of making repairs, alterations, or additions to any other portion of said building, including the erection and maintenance of scaffolding as may be required (without the same constituting an eviction of Lessee in whole or in part), providing that all such work shall be performed as promptly and with as little interference to Lessee as reasonably possible, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purpose of placing upon the property in which the said premises are located any usual or ordinary “for sale” signs without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the premises thereby occasioned. Lessor, or the agents of Lessor, shall have the right during the last thirty (30) days of the term, to enter upon said premises, and to affix upon any suitable part thereof a notice for re-letting the same, and Lessee will not remove said notice.

23.          INABILITY TO PERFORM: This Lease and the obligations of the Lessee under this Lease shall not be affected or impaired because Lessor is unable to fulfill any of his obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

24.          LATE CHARGES: IT IS AGREED BY LESSOR AND LESSEE THAT LATE PAYMENT OF RENT, ADDITIONAL RENT, OR OTHER SUM DUE HEREUNDER WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, SUCH COSTS TO INCLUDE, WITHOUT LIMITATION, PROCESSING AND ACCOUNTING CHARGES, LOSS OF USE OF FUNDS, AND UNFORESEEN ADVANCEMENTS BY LESSOR FOR MORTGAGES AND OTHER FINANCING COSTS. IT IS FURTHER AGREED THAT IN THE EVENT OF ANY SUCH DEFAULT BY LESSEE (i) IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO DETERMINE AND FIX THE ACTUAL DAMAGES SUFFERED BY LESSOR, AND (ii) THE CHARGES SET FORTH BELOW ARE, AS OF THE DATE HEREOF, A FAIR AND REASONABLE ESTIMATE OF LESSOR’S DAMAGES. IF LESSOR DOES NOT RECEIVE ANY PAYMENT FIVE DAYS AFTER THE DUE DATE, LESSEE AGREES TO PAY LESSOR FORTHWITH A LATE CHARGE FOR EACH SUCH LATE PAYMENT IN AN AMOUNT EQUAL TO FIVE PERCENT ( 5%) OF THE DELINQUENT SUM. ACCEPTANCE OF ANY LATE CHARGE SHALL NOT CONSTITUTE A WAIVER OF THE DEFAULT WITH RESPECT TO THE OVERDUE AMOUNT AND SHALL NOT PREVENT LESSOR FROM EXERCISING ANY OF ITS RIGHTS AND REMEDIES UNDER THIS LEASE, OR APPLICABLE LAW.

LESSOR’S INITIALS	LESSEE’S INITIALS

25.          DEFAULTS AND REMEDIES:

A.            Definition of Default. Without limitation thereto, each of the following events is deemed to be a default hereunder:

(1)           Lessee’s interest, or any part of Lessee’s interest, in this Lease is assigned or transferred in whole or in part, voluntarily or by operation of law, without Lessor’s prior written consent, except as set forth in this Lease.

(2)           A finding or judgment of insolvency of Lessee, a voluntary or involuntary petition in bankruptcy; the levy of a writ of execution of the business of Lessee or on the assets of Lessee located in the leased premises, which is not discharged within five (5) days; the filing of a petition for reorganization, or for an arrangement, against Lessee, or any member of Lessee (if Lessee is a partnership or joint venture); the appointment of a receiver for the business or of the assets of Lessee (except a receiver appointed at the instance or request of Lessor); or a general assignment, or any assignment, for the benefit of Lessee’s creditors.

(3)           Intentionally omitted.

(4)           Lessee fails (a) to make any payment of rent or any other payment required to be made by Lessee herein, within ten(10) business days after receiving notice from Lessor that such amount is due or (b) in keeping of any other term, covenant, or condition of this Lease, when such failure continues for ten (10) business days after notice thereof by Lessor.

(5)           Within one calendar year, Lessee shall have been in default in the payment of any sum due under this Lease more than two times and, as a result thereof, Lessor shall have served Lessee within said calendar year two or more three-day notices to quit or pay rent (which default shall be deemed a non-curable default).

(6)           The commission by Lessee of waste and/or nuisance.

B.            Lessor’s Remedies: In the event of Lessee’s defaults as defined in Paragraph 24 A hereof, in addition to all other rights and remedies which Lessor may have in equity or in law, Lessor shall have all of the following remedies’

(1)           Lessor shall have the right, without any further demand or notice, to terminate this Lease, re-enter the leased premises, without prejudice to any other remedies that Lessor may have.

(2)           In the event of termination, Lessor shall have all the rights and remedies of a lessor provided by law. The amount of damages which Lessor may recover includes: (a) the worth at the time of award of the unpaid rent or other charges which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent or other charges which would have been earned after termination until the time of award exceeds the amount of loss of such rental and other charges that Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent and other charges for the balance of the term after the time of award exceeds the amount of the loss of such rental and other charges for such period that Lessee proves could be reasonably avoided; (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this Lease, including, by way of illustration and not limitation, real estate commissions, or which in the ordinary course of events would be likely to result therefrom. The “worth at the time of award” as utilized in sub-parts (a), (b), (c), and (d) hereinabove shall be computed by allowing interest at the rate which is the maximum permitted by law.

(3)           Lessor may continue the Lease in effect after Lessee’s breach and abandonment and recover rent as it becomes due, subject only to reasonable limitations, as provided in California Civil Code Section 1951.4.

(4)           In the event Lessor gives Lessee written notice that Lessor elects not to terminate this Lease, Lessee shall have the right to sublease the leased premises or assign Lessee’s interest in this Lease, or both, subject to all other provisions of this Lease pertaining to assignments and subleasing, and Lessor shall have all the remedies of a lessor provided by law. Notwithstanding any such election by Lessor not to terminate this Lease, Lessor may at any time thereafter elect to terminate this Lease for any subsequent breach or default.

(5)           Lessor shall have the right to cause a receiver to be appointed in any action against Lessee to take possession of the leased premises and/or to collect the rents or profits derived therefrom. Said receiver may, if it is necessary or convenient in order to collect such rents or profits, take possession of any property belonging to Lessee and used in the conduct of such business and may use the same in conducting such business on the leased premises without compensation to Lessee for such use. Neither the application for the appointment of such receiver nor the appointment of such receiver shall constitute an election on the part of Lessor to terminate this Lease unless a written notice of such intention is given to Lessee.

26.          ATTORNEYS’ FEES: In the event of any action at law or suit in equity to interpret or enforce the provisions of this Lease, the prevailing party shall be entitled to recover from the other reasonable attorneys’ fees and costs. If either party, without fault on the other’s part, be made a party to any litigation instituted by or against the other, such party shall pay to the other all costs and expenses incurred by such party, including reasonable attorneys’ fees. In the event that Lessor should be required to retain counsel for the collection of rent or the enforcement of any provision hereof, and such collection of rent or enforcement hereof docs not necessitate the bringing of an action at law or equity, then Lessor shall be entitled to any and all reasonable costs and reasonable attorneys’ fees incurred by Lessor, and the same shall be paid by Lessee within five (5) business days after receipt by Lessee of written demand by Lessor for the same. Lessee agrees to indemnify, defend, and hold harmless Lessor from and against any liability arising from any breach by Lessee hereof, including reasonable attorneys’ fees and reasonable costs incurred in connection therewith, whether such claim arises before or after the expiration or termination of this Lease.

27.          TRANSFER OF LESSORS INTEREST: In the event of a sale or conveyance by Lessor of Lessor’s interest in the property of which said demised premises are the whole or a portion, after the date of such transfer Lessor shall be relieved from all liability as respect to Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest, shall be delivered to the successor of Lessor. The obligations contained in this Lease to be performed by Lessor shall, subject to the foregoing, be binding on Lessor’s successor only during their respective periods of ownership.

28.          SUBORDINATION: Lessee expressly agrees that this Lease is and shall be subject and subordinate to all mortgages, deeds of trust, or other encumbrances now or hereafter placed upon the demised premises or property by Lessor, provided that such mortgages, deeds of trust, or other encumbrances contain Lessee non-disturbance clauses in standard form. Lessee further agrees that within ten (10) business days after being requested in writing to do so by Lessor, Lessee will execute, acknowledge, and deliver any documents prepared by Lessor that are required to effect such subordination. Should Lessee fail to execute, acknowledge, and deliver such instruments within the ten (10) business day period, Lessee shall be deemed to have irrevocably appointed Lessor and each of Lessor’s successors and assigns, to be Lessee’s attorney-in-fact to execute, acknowledge, and deliver any such instruments for and on behalf of Lessee.

29.          ESTOPPEL CERTIFICATE: Upon request from Lessor, the Lessee shall execute, acknowledge, and deliver within ten (10) business days to Lessor a certificate certifying the matters listed below. Such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under the deed of trust on the property of which the demised premises is a portion or any part thereof.

(a)           That this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

(b)           The date to which the rental and other sums payable hereunder have been paid;

(c)           That no notice has been received by Lessee of any default which has not been cured, except as to defaults specified in said certificate; and

(d)           Such other matters as may be reasonably requested by Lessor or any lender or buyer of the land underlying the property of which the demised premises are a portion.

30.          WAIVER: The waiver by Lessor of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term, or condition of this Lease shall be deemed to have been waived by Lessor, unless such waiver be in writing by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional rent herein provided shall be deemed to be other than on account of the earliest amount due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept any such check or payment without prejudice to Lessor’s right to recover the balance of such rent or additional rent or to pursue any other remedy provided for in this Lease.

31.          DEFAULT BY LANDLORD: Lessee’s Remedies.

(a)           In the event that Lessor shall be liable to Lessee for any damages sustained by Lessee as a result of Lessor’s breach, it is expressly understood that any money judgment resulting from any default or other claim arising under this Lease shall be satisfied out of Lessor’s interest in the subject property, including, all rents, profits, insurance and other income from the operation of the subject property in which the demised premises are located, and except for the subject property, no other real, personal, or mixed property of the Lessor wherever situated shall be subject to levy on any such judgment obtained against Lessor, and if Lessor’s interest in the subject property is insufficient for the payment of such judgment, Lessee will not institute any further action, suits, claim or demand, in law or in equity, against Lessor for or on account of such deficiency. Lessee hereby waives, to the extent waivable under law, any rights to satisfy said money judgment against Lessor except from the subject property in which the demised premises are located.

(b)           Notwithstanding anything herein contained to the contrary, Lessee hereby waives, to the extent waivable under any law, any right to specific performance in the event of Lessor’s default referred to herein, and Lessee expressly agrees that except as provided in the immediately following sentence, Lessee’s remedy shall be limited to the monetary damages referred to in this Paragraph 30. Notwithstanding the foregoing, in the event of failure by Lessor to give any consent as provided in Paragraph 19 Lessee shall be entitled to specific performance, but in no event shall Lessor be responsible in monetary damages for failure to give such consent unless said consent is withheld maliciously or in bad faith.

32.          SURRENDER: Lessee agrees on the last day of said term, or other sooner termination of this Lease, to surrender said premises in the same condition as received subject to reasonable use and wear (damage by act of God excepted), swept broom clean, and to remove all rubbish from said premises. All locks, bolts, alterations, and additions which may be affixed to or made by either of the parties hereto upon the said premises, except moveable furniture and moveable fixtures put in at the expense of Lessee, shall be the property of Lessor, at the option of Lessor, and shall remain upon and be surrendered with the premises as part thereof at the termination of this Lease, without disturbance, molestation, or injury unless Lessor instructs Lessee to remove any of said items; and immediately upon receipt of notice from Lessor, Lessee shall, at Lessee’s sole cost, remove any such items. Lessee shall repair any damage to the demised premises occasioned by the removal of Lessee’s fixtures, furnishings, and equipment.

33.          HOLDING OVER: Any holding over after the expiration of the said term shall be construed to be a tenancy from month to month only, and shall otherwise be upon the same terms and conditions herein specified, so far as applicable, except the rent shall be at a monthly rate equal to one hundred twenty-five percent (125%) of the monthly rent in effect at the termination of this Lease. Lessee shall indemnify and hold Lessor harmless for any loss, damage, or liability resulting from Lessee’s delay in surrendering the premises, including without limitation any claims made by any succeeding tenant based upon such delay. Nothing contained in this Paragraph shall waive Lessor’s right of re-entry or any other right, and Lessee shall be only a lessee at sufferance while Lessee is holding over without Lessor’s written consent.

34.          LAW GOVERNING: This Lease shall be governed by the laws of the state of California.

35.          TIME IS OF THE ESSENCE: Time is of the essence of this Lease in the performance of each and every term, covenant, and condition of this Lease except in respect to the delivery of possession of the demised premises at the commencement of the term hereof.

36.          CORPORATE AUTHORITY: If Lessor or Lessee is a corporation or limited liability company, each individual executing this Lease on behalf of the entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the entity in accordance with its governing instruments and that this Lease is binding upon the entity in accordance with its terms, and that Lessee is qualified to do business in the state in which the premises is located.

37.          SECURITY DEPOSIT: Upon execution of this Lease, Lessee has deposited with Lessor the sum of Sixteen Thousand Six Hundred Dollars ($ 16,600.00), receipt of which is hereby acknowledged by Lessor. Said sum shall be held by Lessor as security for the faithful performance of Lessee of all the terms, covenants, and conditions of this Lease by said Lessee to be kept and performed during the term hereof. If at any time during the term of this Lease any of the rent herein reserved, or any other sum payable by Lessee to Lessor hereunder, shall be overdue and unpaid, then Lessor may, at the option of Lessor (but Lessor shall not be required to), appropriate and apply any portion of this Security Deposit to the payment of any such overdue rent or other sum. In the event of the failure of Lessee to keep and perform all of the terms, covenants, and conditions of this Lease to be kept and performed by Lessee, then at the option of Lessor, the Lessor may, after terminating this Lease, appropriate and apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Lessor for all loss or damage sustained or suffered by Lessor, due to such breach on the part of Lessee. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Lessor for the payment of overdue rent or other sums due and payable to Lessor by Lessee hereunder, the Lessee shall, upon the written demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore said Security Deposit to the original sum, and Lessee’s failure to do so within five (5) business days after receipt of such demand shall constitute a breach of this Lease. Should Lessee comply with all of said terms, covenants, and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, said Security Deposit shall be returned in full to Lessee at the end of the term of this Lease or upon the earlier termination of this Lease under the provisions of Paragraph 18 hereof. Lessee acknowledges that this Security Deposit is not prepaid rent and shall not be applied by Lessee to the payment of any rent due Lessor herein. No interest shall be paid on this Security Deposit by Lessor to Lessee. In the event that Lessor transfers said Security Deposit to Lessor’s successor in interest, Lessor shall be discharged from any further liability with respect to such Security Deposit.

38.           NOTICES:          (a)            Notice Requirements.                        All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular or certified mail, overnight courier, or by facsimile or electronic transmission. The address noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the premises shall constitute Lessee’s address for notice.

(b)           Date of Notice.                           Any notice sent by certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by overnight courier shall be deemed given upon the date of receipt provided by the courier service. Notices transmitted by facsimile or electronic transmission shall be deemed delivered on confirmation receipt date, provided a copy is concurrently transmitted by personal delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

39.          NONDISCLOSURE. The terms of this Lease shall be held in confidence and not disclosed to any third party without the prior written consent of Lessor.

40.          DELIVERY OF PREMISES. Lessee shall be given possession of the premises following (a) execution and delivery of this lease, (b) payment of funds representing the first month’s rent and the security deposit, (c) evidence of insurance coverage as required in Paragraph 5, and (d) re-delivery of the premises by the current tenant, Level 2 Industries, LLC. Lessor shall deliver possession of the premises in “as-is” condition, but subject to completion of the Lessor-facade-improvement project identified in Paragraph 45. In the event Lessee occupies the premises prior to the Commencement Date, no rent shall be payable for the period of such early possession, but all of the other terms and conditions of the lease shall be applicable.

41.          OPTION. Lessee is granted the option to extend the term of this Lease for an additional five (5) years commencing on the day following the last day of the fifth year of the Lease term. As a condition precedent to exercising such option, Lessee must be in lawful possession of the premises and not in default on the Exercise Notice Date, or in the thirty days prior thereto. The option shall be exercised by written notice to Lessor on or before the date six-months prior to the commencement date of the extension term, which date shall be known as the “Exercise Notice Date”.

The rent payable during the option term shall be equal to 95% of the Fair Market Rental Rate (“FMMR”) as determined with reference to similar properties in the same local marketplace. In no event, however, shall the rent for the first, or any subsequent year, of the Option Term be less than the rent for the preceding lease year.

Lessor and Lessee shall meet during the ninety (90) days after the Exercise Notice Date, and endeavor to agree upon the FMRR payable during the Option Term. In the event Lessor and Lessee cannot, agree, the rent shall be determined by binding appraisal in the manner set forth below.

Within one hundred twenty (120) days after the Exercise Notice Date, Lessor and Lessee shall either (a) jointly appoint an appraiser, or (b) failing this, separately designate their own appraiser. No person may be appointed as an appraiser for the purpose herein unless that person is a state of California Certified General Real Estate Appraiser or member of the Appraisal Institute (MAI) in good standing and has at least five years’ experience in apprising commercial and industrial properties in the San Francisco Bay Area. The parties shall each pay one-half of the fees and expenses of a jointly appointed appraiser, or if the parties separately designate their owner appraiser, each party shall pay the fees and expenses of its separately designated appraiser. If an appraiser is jointly appointed, that appraiser shall determine the FMRR. If two appraisers are appointed and cannot reach agreement on the FMRR within thirty (30) days after appointment, then the appraisers shall appoint a third appraiser with like qualification. If a majority of the appraisers cannot reach agreement on the FMRR within twenty (20) days after the third appraiser has been selected, then the average of the two closest appraisals shall determine the FMRR and such determination shall be binding and conclusive upon Lessor and Lessee. Each party shall pay fifty percent (50%) of the fees and expenses of the third appraiser.

In the event that the appraisal procedure has not concluded by the commencement of the Option Term, then the Lessee shall make rent payments at the rate equal to the rent of the preceding lease year, subject to adjustment as provided herein at the commencement of the Option Term. Within twenty days after conclusion of the appraisal procedure, Lessee shall remit the accumulated rent deficiency, if any, for the prior months of the Option Term.

42.          EARLY ACCESS.              Lessee shall have access to the premises for space planning following execution and delivery of this Lease, (b) payment of funds representing the first month’s rent and the security deposit, and (c) evidence of insurance coverage as required in Paragraph 5. Lessor shall use its best efforts to secure such access prior to the current tenant vacating the premises; however, prior thereto, access will be subject to the concurrence of the current tenant. Upon the current tenant vacating the premises, Lessee shall have full access and may commence its Tenant Improvements.

43.          LESSEE IMPROVEMENTS.                        Lessee may cause such improvements to the premises (“Tenant Improvements”) at Lessee’s cost and expense, subject to Lessor’s prior written approval of plans, specifications, and contractors, which approval shall not be unreasonably withheld, conditioned or delayed. Lessee shall give Lessor written notice not less than five (5) business days prior to the commencement of the Tenant Improvements to permit Lessor to record and post Notices of Non-Responsibility. Permits, authorizations, and governmental approvals shall be obtained prior to commencement of the Tenant Improvements, and the Tenant Improvements shall be completed with due diligence in compliance with the approved plans and specifications. The initial Tenant Improvements to be constructed by Lessee are described in plans and specifications attached hereto as Schedule 1 (“Initial Build-out Plans and Specifications”). Lessor has approved the Initial Build-out Plans and Specifications.

44.          LESSOR REIMBURSEMENT.                    Lessor shall reimburse Lessee for costs and expences paid by Lessor up to Eighty-Three Thousand Dollars ($83,000.00) for the aggregate cost of HVAC, interior painting, lighting, window coverings, flooring, carpeting and kitchen installation (“Reimbursable Work”). Within thirty (30) days after delivery of paid invoices for completed portions of the Reimbursable Work, Lessor shall deliver such reimbursements to Lessee. The installation of an HVAC system is a precondition for any cost reimbursement.

45.          BASE BUILDING IMPROVEMENTS.                  Lessor, at its cost and expense, shall cause the following improvements to be completed to the premises (“Base Building Improvements”):

(a)           New building façade: new double doors at the main entry; new double doors at the east entry; new glass windows across the façade of the building; new roll-up garage door; and new exterior paint.

(b)           New lobby area with new staircase at main entry;

(c)           ADA compliant restrooms on the ground and second floor;

(d)           Removal of existing single entry door and HC ramp in the middle of the building.

In Witness Whereof, Lessor and Lessee have executed this Lease on the day and year below.

LESSOR

/s/ Martin E. Harband.
Martin E. Harband, Trustee

Date: June 13, 2011

Address:	155 Bovet Road, Suite 780,
San Mateo, CA 94402-3155
(T) 650. 573-9500 ext 115;
(F) 650. 573-9689;
mharband@yahoo.com

LESSEE:

LOCUS DEVELOPMENT, INC.
a Delaware corporation

By:	/s/ Sean E. George

Its:	President & CEO

Date: June 13, 2011

Address:
.
.

ADDENDUM NO. 1 TO LEASE

454-58 Brannan Street

San Francisco, California

This ADDENDUM NO. 1 TO LEASE (“Addendum”) is made to the Lease dated for reference September 1, 2011 (“Lease”) between Martin E. Harband, Trustee of the Harband Family Trust u/a/d 08/26/1982 (hereinafter “Lessor”), and Locus Development, Inc., a Delaware corporation, (hereinafter “Lessee”). Lessor and Lessee hereby agree that notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be a part of the Lease and shall supersede, to the extent appropriate, any contrary provision of the Lease. All references to the Lease in this Addendum shall be construed to mean the Lease and all addenda and exhibits thereto, as amended and supplemented by this Addendum. All defined terms used in this Addendum, unless specifically defined in this Addendum, shall have the same meaning as such terms have in the Lease. The leased premises described in the Lease shall be referred to herein as the “Premises.”

1.             Consents and Approvals. Any time the consent or approval of Lessor is required under this Lease, such consent or approval, as the case may be, shall not be unreasonably withheld, conditioned or delayed. Whenever the Lease grants Lessor or Lessee the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Lessor and Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be derived by Lessee hereunder.

2.             Non-Applicability of Sections. The following Lease paragraphs are hereby deemed deleted and of no further force or effect:

(a)           Paragraph 7.

(b)           Paragraph 23.

3.             Commencement Date.

(a)           The “Commencement Date” shall be the later of (i) September 1, 2011 or (ii) the date (“Delivery Date”) that Lessor delivers the Premises to Lessee with all of the Base Building Improvements completed in compliance with Applicable Laws (as defined below) and approved by Lessee. Lessee shall receive a day for day rent credit for each day beyond September 1, 2011 that Lessor fails to deliver the Premises to Lessee with all the Base Building Improvements completed in compliance with Applicable Laws.

(b)           If Lessee requests any changes to the Base Building Improvements, furnishes inaccurate or erroneous specifications or other information to Lessor or its contractors, or otherwise delays Lessor or Lessor’s contractors from completing the Base Building Improvements (any of the foregoing being referred to in this Lease as “Tenant Delay”), then the Commencement Date shall be deemed to have occurred for all purposes, including Lessee’s obligation to pay rent, as of the date Lessor reasonably determines that it would have been able

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to deliver the Premises to Lessee but for the collective Tenant Delays. Should Lessor determine that the Commencement Date should be changed in accordance with the foregoing, it shall so notify Lessee in writing. Lessor’s determination shall be conclusive unless Lessee notifies Lessor in writing, within five (5) business days thereafter, of Lessee’s election to contest same by binding arbitration in accordance with the terms set forth below, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Pending the outcome of such arbitration proceedings, Lessee shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Lessor.

4.             Delay in Possession. If the Delivery Date has not occurred on or before December 31, 2011 (subject to a day for day extension of such date due to Tenant Delay as resaonbly determined by Lessor), Lessee shall have the right to terminate this Lease effective upon delivery of notice of such termination to Lessor.

5.             Abatement of Rent. If Lessee is prevented from using the Premises or any portion thereof, for three (3) consecutive days as a result of (a) any damage or destruction thereto; (b) any repair, maintenance or alteration performed by Lessor after the Commencement Date; (c) any failure to provide services or access to the Premises; (d) an eminent domain proceeding; or (e) the presence of any Hazardous Materials (defined below) which were not released by Lessee or its partners, affiliates, agents and employees (“Related Parties”), then rent shall be abated or reduced, as the case may be, after expiration of such three-day period for such time that Lessee continues to be so prevented from using the Premises or portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using bears to the total rentable area of the Premises.

6.             Real Property Taxes. Notwithstanding contrary provisions of Paragraph 4 of the Lease, any assessment, tax, fee, levy or charge which can reasonably be characterized as a real property tax, shall not include any increase in, or reassessment of, real property taxes and assessments resulting from either any sale, transfer, or other change in ownership of the building or from any major alterations, improvements, modifications or renovations to the building (“Real Property Taxes”).

7.             Audit Rights. Notwithstanding any provision of this Lease to the contrary, in the event of any dispute regarding the amount due as to Real Property Taxes, insurance or other costs or expenses described in the Lease (“Costs”), Lessee shall have the right, after five (5) business days prior written notice to Lessor and at reasonable times, to inspect and photocopy Lessor’s accounting records relating to such charges at Lessor’s office located at the address set forth below Lessor’s signature on the Lease. If, after such inspection and photocopying, Lessee continues to dispute the amount of Costs payable by Lessee, Lessee shall be entitled to retain an independent company or certified public accountant approved in advance by Lessor (which approval shall not be unreasonably withheld, conditioned or delayed) to audit and/or review Lessor’s records to determine the proper amount of the Costs. Such audit shall be completed within fifteen (15) business days. If such audit or review reveals that Lessor has overcharged Lessee, then within ten (10) business days after the results of such audit are made available to Lessor, Lessor shall reimburse Lessee the amount of such overcharge. If the audit reveals that Lessee was undercharged, then within five (5) business days after the results of the audit are made available to Lessee, Lessee shall reimburse Lessor the amount of such undercharge.

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Lessee agrees to pay the cost of such audit. Lessor shall be required to maintain records of all Costs for the entirety of the twelve (12) month period following Lessor’s delivery to Lessee of each statement setting forth such costs.

8.             Compliance With Laws. Lessor represents and warrants to Lessee that as of the Commencement Date, the Premises have been constructed and operated in full compliance with all governmental regulations, ordinances, codes and laws which apply to the Premises, including, without limitation, laws and regulations pertaining to the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq., as amended, and regulations and advisory opinions pertaining to Hazardous Materials (“Applicable Laws”). Lessor shall construct the Base Building Improvements in compliance with Applicable Laws. Lessor shall be fully responsible for making any and all alterations and repairs to the Premises and the Base Building Improvements, required as a result of any failure by Lessor to comply with Applicable Laws.

9.             Right to Make Repairs. Notwithstanding any provision set forth in the Lease to the contrary, if Lessee provides written notice (or oral notice in the event of an emergency such as damage or destruction to the Structural Components and Building Systems) to Lessor of an event or circumstance which requires the action of Lessor with respect to repair and/or maintenance, and Lessor fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice, then Lessee may proceed to take the required action upon delivery of an additional ten (10) business days’ notice to Lessor specifying that Lessee is taking such required action (provided, however, that neither of such notices shall be required in the event of an emergency which threatens life or where there is imminent danger of damage to the building), and if such action was required under the terms of the Lease to be taken by Lessor and was not taken by Lessor within such ten (10) business day period, then Lessee shall be entitled to prompt reimbursement by Lessor of Lessee’s reasonable costs and expenses in taking such action plus interest thereon equal to the Prime Rate then in effect at Bank of America, plus 2% (“Interest Rate”). In the event Lessee takes such action, and such work will affect the Structural Components and Building Systems, Lessee shall use only those contractors used by Lessor in the building for work on such Structural Components and Building Systems unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Lessee may utilize the services of any other qualified contractor which normally and regularly performs similar work in buildings comparable to the building. Furthermore, if Lessor does not deliver a detailed written objection to Lessee within thirty (30) days after receipt of an invoice by Lessee of its costs of taking action which Lessee claims should have been taken by Lessor, and if such invoice from Lessee sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Lessor, then Lessee shall be entitled to deduct from rent payable by Lessee under the Lease, the amount set forth in such invoice. If, however, Lessor delivers to Lessee, within thirty (30) days after receipt of Lessee’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Lessor’s reasons for its claim that such action did not have to be taken by Lessor pursuant to the terms of the Lease or that the charges are excessive (in which case Lessor shall pay the amount it contends would not have been excessive), then Lessee shall not then be entitled to such deduction from rent, but as Lessee’s sole remedy, Lessee may proceed to claim a default by Lessor or, if elected by either Lessor or Lessee, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and

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qualified pursuant to the procedures set forth herein, and whose costs shall be paid for by the losing party, unless it is not clear that there is a “losing party,” in which event the costs of arbitration shall be shared equally. If Lessee prevails in the arbitration, the amount of the award (which shall include interest at the Interest Rate (defined below) from the time of each expenditure by Lessee until the date Lessee receives such amount by payment or offset and attorneys’ fees and related costs) may be deducted by Lessee from the rents next due and owing under the Lease.

10.          Alterations and Additions. Lessee may make any alterations, additions and/or modifications to the Premises that do not adversely affect the Structural Components and Building Systems and do not cost in excess of Fifty Thousand Dollars ($50,000) in each instance without Lessor’s consent. Any other alterations, additions and/or modifications to the Premises by Lessee shall require Lessor’s prior consent, which shall not be unreasonably withheld, conditioned or delayed. In such event, however, Lessee shall give notice to Lessor of such alterations.

11.          Hazardous Materials. Lessor represents and warrants that no Hazardous Materials have been used, stored or released on, under, about or within the Premises in violation of any Applicable Laws. Lessor shall be fully responsible for any and all costs and expenses relative to the cleanup and/or remediation of any Hazardous Materials from the Premises existing as of the Delivery Date. Lessor and Lessee each agree that they shall not use, store or release, or permit any third party to use, store or release, any Hazardous Materials on, under, about or within the Premises in violation of Applicable Laws. “Hazardous Materials” means any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” (or a similar such designation) under any federal, state or local law, regulation or ordinance. Notwithstanding contrary provisions in the Lease, neither party shall be in violation of the Lease if using Hazardous Materials in compliance with the terms of Applicable Laws, including those regulating the useage, storage and disposal of the same.

12.          Reciprocal Indemnification. Notwithstanding any provisions of Paragraph 8 of the Lease to the contrary, Lessee shall not be required to indemnify and hold Lessor harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys’ fees or costs (collectively “Claims”), to any person, property or entity resulting from the acts, omissions or willful misconduct of Lessor or its agents, contractors, servants, employees or licensees in connection with Lessor’s activities in the building. Lessor shall indemnify and hold Lessee harmless from any such Claims, including but not limited to, Claims arising from any noncompliance of the Building with any laws relating to disabled access, or Claims arising from the presence in the Premises of Hazardous Materials, except to the extent such Hazardous Materials were placed in or on the Premises by Lessee (Lessor’s indemnity hereunder will survive the expiration of the Term of, or any termination of the Lease).

13.          Non-Disturbance. If, as of the date of execution of this Lease, there is any ground lease, deed of trust or other security instrument recorded against the property containing the Premises, Lessor shall, prior to the Commencement Date, obtain from the holder of each such encumbrance an agreement, in recordable form, that such holder shall recognize this Lease if such holder becomes the owner of the building through foreclosure or otherwise. Lessor shall

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obtain a similar agreement from any holder of an encumbrance who may later come into existence.

14.          Assignment. Lessee may assign this Lease at any time without Lessor’s consent to (a) any Affiliate (as defined below) or any entity which owns or is owned by an Affiliate; (b) any entity acquiring substantially all of the assets of Lessee; or (c) another entity in connection with the merger of Lessee with such entity. In such event, however, Lessee shall give notice to Lessor of such assignment. Lessee may otherwise assign this Lease or sublease any part of the Premises with Lessor’s consent, which shall not be unreasonably withheld, conditioned or delayed beyond ten (10) business days after receipt of Lessee’s request therefor. Lessor’s failure to respond within such ten (10) business day period shall constitute consent to such assignment or sublease. For purposes of this Lease, “Affiliate” shall mean any entity which is controlled by (directly or indirectly) Lessee, or which controls (directly or indirectly) Lessee, or which is under common control with Lessee.

15.          Force Majeure. Any prevention, delay or stoppage caused by fire, earthquake, explosion, flood, hurricane, the elements, or any other similar cause beyond the reasonable control of the party from whom performance is required, or any of their contractors; acts of God or a public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war, invasion, insurrection, rebellion; riots; strikes or lockouts, or inability to obtain necessary materials, goods, equipment, services, utilities or labor shall excuse the performance of such party for a period equal to the duration of such prevention, delay or stoppage. Waiver of Consequential Damages. Notwithstanding any provision of the Lease or this Addendum to the contrary, neither Lessor or Lessee shall be liable to the other or any person or entity claiming by, through or under the other) for, and each hereby waives any claims with respect thereto, any consequential or special or indirect damages arising under or in connection with the Lease.

17.          Access. Except in the event of an emergency, Lessor shall provide Lessee with not less than twenty four (24) hours prior written notice before any entry onto the Premises for any purpose. At all times during such entry, Lessee shall have a right to have a representative present during such entry, and Lessor and its agents shall, at all times, comply with Lessee’s security and safety procedures.

18.          Signage. Lessor shall not permit or allow any sign or billboard to be placed in, on or around the building which identifies any person, company or entity which is a competitor of Lessee. Under no circumstances shall the building be named after or referred to utilizing the name of a competitor of Tenant. Tenant may transfer such sign rights to any assignee or sublessee.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum No. 1 to Lease as of the date of this Lease.

LESSOR:

/s/ Martin E. Harband		.
Martin E. Harband, Trustee

LESSEE:

LOCUS DEVELOPMENT, INC.
a Delaware corporation

By:	/s/ Sean E. George

Its:	President & CEO

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***Confidential material redacted and filed separately with the Commission.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE, dated for reference January 1, 2015, is made by and between Martin E Harband, Trustee, (“Lessor”) and Invitae Corporation, a Delaware corporation, successor-in-interest to Locus Development, Inc. (“Lessee”) with reference to the following fact:

A.            The parties made and executed a lease agreement, dated September 1, 2011, for the premises commonly known and designated as 458 Brannan Street, San Francisco, California.

B.            The parties now desire to amend the Lease in certain particulars.

NOW, THEREFORE, it is agreed as follows:

1. Term:                       Paragraph 1 of the Lease is amended in its entirety to read as follows:

The term of this Lease shall be for six (6) years, commencing September 1, 2011, and ending August 31, 2017.

2. Rent:                           Paragraph 2 of the Lease is amended to add the following:

Notwithstanding any provision to the contrary, commencing January 1, 2015 and ending August 31, 2017, the minimum monthly rent payable shall be $***.

3. Option.                 Paragraph 41 of the Lease is amended in its entirety to read as follow:

Lessee is granted the option to extend the term of the Lease for an additional five (5) years commencing September 1, 2017, and ending August 31, 2022 The option shall be exercised by written notice to Lessor on or before September 1, 2016, which date shall be known as the “Exercise Notice Date”. As a condition precedent to exercising such option, Lessee must be in lawful possession of the premises and not in default on the Exercise Notice Date, or in the thirty days prior thereto.

a.                   Rent.              The minimum monthly rent payable during the option term shall be in accordance with the following schedule:

(i)	$*** for the twelve months commencing September 1, 2017;
(ii)	$*** for the twelve months commencing September 1, 2018;
(iii)	$*** for the twelve months commencing September 1, 2019;
(iv)	$*** for the twelve months commencing September 1, 2020;
(v)	$*** for the twelve months commencing September 1, 2021.

b.              Early termination. Lessee may terminate the Lease after the thirtieth (30th) month of the option term, upon payment of five months’ rent, calculated from and after the termination date. Lessee shall give written notice of termination to Lessor not less than 90 days prior to the termination date.

4. Security Deposit. Paragraph 37 of the Lease is amended to add the following:

A.            At the commencement of the 5th lease-year (September 1, 2015), Lessee shall deposit with Lessor $10,461.00 to increase the Security Deposit to $27.061.00;

B.            At the commencement of the option term (September 1, 2017), Lessee shall deposit with Lessor $19,695.00 to increase the Security Deposit to $46,756.00.

5. Other teams and conditions: Except as provided herein, the lease shall remain unchanged.

LESSOR:		LESSEE:

/s/ Martin E. Harband		Invitae Corporation,
Martin E Harband, Trustee		a Delaware corporation

		By	/s/ Sean E George
		Its	Sean E George
Date:	12/30/2014	Date:	12/29/14